Exhibit 99.1

News Release
For Further Information Contact:			Investors
							Maire A. Baldwin
							(713) 651-6EOG (651-6364)

							Media and Investors
							Elizabeth M. Ivers
							(713) 651-7132



EOG RESOURCES REPORTS SECOND QUARTER 2004 RESULTS
AND CONTINUED SUCCESS FROM OPERATIONS

FOR IMMEDIATE RELEASE:  Monday, August 2, 2004

	HOUSTON - EOG Resources, Inc. (EOG) today reported second quarter 2004 net income available to common of $142.2 million, or $1.20 per share. This compares to second quarter 2003 net income available to common of $106.0 million, or $0.91 per share.

	The results for second quarter 2004 included a tax benefit of $5.3 million ($0.04 per share) from a reduction in the corporate tax rate in Alberta, Canada and a previously disclosed $14.6 million ($9.4 million after tax, or $0.08 per share) loss on the mark-to-market of financial commodity price transactions. During the quarter, the net cash outflow from the settlement of financial commodity price transactions was $35.9 million ($23.2 million after tax, or $0.20 per share). Consistent with some analysts' practice of matching realizations to settlement months and excluding the Canadian tax benefit, adjusted non-GAAP net income available to common for the quarter was $123.1 million, or $1.04 per share. Similarly, EOG's second quarter 2003 results included a $15.8 million ($10.2 million after tax, or $0.09 per share) loss on the mark-to-market of financial commodity price transactions and net cash outflow from the settlement of financial commodity price transactions of $11.2 million ($7.2 million after tax, or $0.06 per share).
Reflecting these items, second quarter 2003 adjusted non-GAAP net income available to common was $109.0 million, or $0.94 per share.
(Please refer to the table below for the reconciliation of net income available to common to adjusted non-GAAP net income available to common.)

Operational Highlights

	In the second quarter, total company production increased 7.6 percent versus the second quarter last year. Production from the United States and Canada rose 6.9 percent while production from Trinidad increased 11.7 percent.

	"EOG posted solid results for the second quarter, and based on data gathered in the last three months, we continue to be enthusiastic about our position in the non-core area of the Barnett Shale Play in the Fort Worth Basin. In addition, during the second quarter, EOG's operations across the company once again showed consistent performance," said Mark G. Papa, Chairman and Chief Executive Officer.

	Through an ongoing focus on leasing activity in the Barnett
Shale Play, the company has increased its holdings to 258,000 net acres. Although this acreage position is held primarily in six counties, all drilling activity to date has been centered in Johnson County.
To date, EOG has drilled and completed 15 horizontal wells.
An additional five wells have been drilled and are waiting on completion. Production is currently limited by pipeline constraints, which are expected to be resolved by year-end.

	In South Texas, EOG continues to report excellent results in all geologic plays, with recent success in the Frio and Roleta Formations.
The Brooks #3 well was recently completed in the Frio Formation and tested 10 million cubic feet per day (MMcfd) and 840 barrels of condensate per day. EOG has a 59 percent working interest in this well. Also in the Frio Formation, EOG has a 100 percent working interest in the Ponderosa Ranch #1 well in Matagorda County, which encountered 75 feet of pay and is expected to produce 10 MMcfd when sales commence in September.
In the Roleta Formation, EOG also has a 100 percent working interest in the Slator Ranch H-3 well, which currently is flowing to sales at a rate of 10 MMcfd.

	"In addition to the Barnett Shale and South Texas, we expect strong second half results with production increases coming from the Mid Continent, East Texas and the Rocky Mountains in the U.S., as well as the tie-in of shallow natural gas wells in Canada. In Trinidad, the new ammonia plant is scheduled to begin taking natural gas at full capacity in the third quarter and the first production from the U.K. North Sea should begin this month," said Papa.

	Commissioning started ahead of schedule in July on Trinidad's Nitrogen (2000) Unlimited Ammonia Plant with full plant productivity scheduled during August. Under a 15-year contract, EOG will initially supply approximately 45 MMcfd, net, of natural gas to the plant from the U(a) Block. This will increase the company's current natural gas production in Trinidad by 28 percent.

	The first production of at least 20 MMcfd, net, from the Valkyrie well, EOG's first discovery to come on-line in the U.K. North Sea, is expected during August. Additional natural gas production of over 20 MMcfd, net, is scheduled from the Arthur #1 well in November. EOG entered the North Sea during 2002 through drilling ventures with major oil companies.

Capital Structure

	At June 30, 2004, EOG's total debt outstanding was approximately $1,086 million and cash on the balance sheet was $68 million. The company's debt-to-total capitalization ratio at June 30 was 30.5 percent, down from 33.3 percent at December 31, 2003. Factoring in recent commodity prices, expected production and capital expenditure levels, EOG's debt-to-total capitalization ratio at year-end is projected to be less than 30 percent.

Conference Call Scheduled for August 3, 2004

	EOG's second quarter 2004 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Tuesday, August 3, 2004. To listen to this webcast, log on to www.eogresources.com. The webcast will be archived on EOG's website through August 17, 2004.

	EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with substantial proved reserves in the United States, Canada, offshore Trinidad and, to a lesser extent, the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section
21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the extent to which EOG can replicate on its other Barnett Shale acreage the results of its most recent Barnett Shale wells; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2003, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362
(Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330. In addition, reconciliation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.


Energy	Opportunity	Growth

                                   EOG RESOURCES, INC.
                                    FINANCIAL REPORT
                  (Unaudited; in millions, except per share amounts)
                                                             Quarter             Six Months
                                                          Ended June 30         Ended June 30
                                                         2004       2003       2004       2003

Net Operating Revenues                                 $  519.0   $  424.8   $  983.3   $  889.4
Net Income Available to Common                         $  142.2   $  106.0   $  240.3   $  232.7
Net Income Per Share Available to Common
    Basic                                              $   1.22   $   0.93   $   2.07   $   2.03
    Diluted                                            $   1.20   $   0.91   $   2.03   $   2.00
Average Number of Shares Outstanding
    Basic                                                 116.4      114.4      116.1      114.4
    Diluted                                               118.7      116.1      118.2      116.2


                                 SUMMARY INCOME STATEMENTS
                                 (Unaudited; in thousands)
                                                             Quarter             Six Months
                                                          Ended June 30         Ended June 30
                                                         2004       2003       2004       2003
Net Operating Revenues
    Natural Gas                                        $430,532   $377,643   $847,921   $811,734
    Crude Oil, Condensate and Natural Gas Liquids       102,401     61,471    192,859    136,979
    Losses on Mark-to-Market Commodity Derivative
     Contracts                                          (14,563)   (15,753)   (59,018)   (60,974)
    Other, Net                                              651      1,393      1,579      1,684
      Total                                             519,021    424,754    983,341    889,423
Operating Expenses
    Lease and Well                                       65,532     53,620    129,949    101,959
    Exploration Costs                                    19,596     22,139     45,592     39,597
    Dry Hole Costs                                       19,064      3,436     29,091     10,056
    Impairments                                          15,711     25,475     33,359     37,431
    Depreciation, Depletion and Amortization            116,224    106,587    230,021    210,140
    General and Administrative                           26,370     24,934     51,285     45,355
    Taxes Other Than Income                              29,788     11,695     65,872     41,888
      Total                                             292,285    247,886    585,169    486,426
Operating Income                                        226,736    176,868    398,172    402,997

Other Income (Expense), Net                               1,425      2,680     (1,304)     2,832

Income Before Interest Expense and Income Taxes         228,161    179,548    396,868    405,829

Interest Expense, Net                                    15,416     13,807     32,099     29,125

Income Before Income Taxes                              212,745    165,741    364,769    376,704

Income Tax Provision                                     67,808     56,950    118,979    131,357

Net Income Before Cumulative Effect of Change
 in Accounting Principle                                144,937    108,791    245,790    245,347

Cumulative Effect of Change in Accounting Principle,
 Net of Income Tax                                            -          -          -     (7,131)
Net Income                                              144,937    108,791    245,790    238,216

Preferred Stock Dividends                                 2,758      2,758      5,516      5,516

Net Income Available to Common                         $142,179   $106,033   $240,274   $232,700

                              EOG RESOURCES, INC.
                             OPERATING HIGHLIGHTS
                                  (Unaudited)
                                                      Quarter          Six Months
                                                   Ended June 30      Ended June 30
                                                   2004     2003      2004     2003
Wellhead Volumes and Prices
Natural Gas Volumes (MMcf/d)
  United States                                      619      636       618      639
  Canada                                             197      153       201      155
     United States & Canada                          816      789       819      794
  Trinidad                                           162      148       158      152
     Total                                           978      937       977      946

Average Natural Gas Prices ($/Mcf)
  United States                                   $ 5.67   $ 5.06    $ 5.54   $ 5.49
  Canada                                            5.04     4.77      5.01     4.97
     United States & Canada Composite               5.52     5.00      5.41     5.39
  Trinidad                                          1.36     1.32      1.42     1.32
     Composite                                      4.83     4.42      4.77     4.74

Crude Oil and Condensate Volumes (MBD)
  United States                                     21.0     17.3      20.5     17.8
  Canada                                             2.6      2.3       2.6      2.2
     United States & Canada                         23.6     19.6      23.1     20.0
  Trinidad                                           3.1      2.3       2.8      2.4
     Total                                          26.7     21.9      25.9     22.4

Average Crude Oil and Condensate Prices ($/Bbl)
  United States                                   $37.39   $28.18    $36.11   $30.63
  Canada                                           35.59    27.00     33.63    29.26
     United States & Canada Composite              37.19    28.04     35.83    30.48
  Trinidad                                         37.69    26.31     35.52    29.82
     Composite                                     37.25    27.86     35.80    30.41

Natural Gas Liquids Volumes (MBD)
  United States                                      5.0      3.0       4.9      3.1
  Canada                                             0.6      0.4       0.6      0.5
     Total                                           5.6      3.4       5.5      3.6

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                   $23.78   $19.63    $24.24   $21.46
  Canada                                           20.35    14.15     20.25    19.22
     Composite                                     23.40    19.00     23.80    21.13

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                      775      757       771      764
  Canada                                             216      170       219      172
     United States & Canada                          991      927       990      936
  Trinidad                                           181      162       175      166
     Total                                         1,172    1,089     1,165    1,102

Total Bcfe Deliveries                              106.6     99.1     212.1    199.4


                             EOG RESOURCES, INC.
                           SUMMARY BALANCE SHEETS
                    (In thousands, except share data)

                                                               June 30,     December 31,
                                                                 2004           2003
                                                             (Unaudited)
                                 ASSETS
Current Assets
  Cash and Cash Equivalents                                  $    67,839   $     4,443
  Accounts Receivable, Net                                       355,662       295,118
  Inventories                                                     30,253        21,922
  Deferred Income Taxes                                           39,564        31,548
  Other                                                           57,106        42,983
       Total                                                     550,424       396,014

Oil and Gas Properties (Successful Efforts Method)             8,616,115     8,189,062
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                               (4,149,096)   (3,940,145)
    Net Oil and Gas Properties                                 4,467,019     4,248,917
Other Assets                                                     109,523       104,084

Total Assets                                                 $ 5,126,966   $ 4,749,015

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                           $   319,535   $   282,379
  Accrued Taxes Payable                                           50,165        33,276
  Dividends Payable                                                7,425         6,175
  Liabilities from Price Risk Management Activities               58,601        37,779
  Deferred Income Taxes                                           36,260        73,611
  Other                                                           34,078        43,299
       Total                                                     506,064       476,519


Long-Term Debt                                                 1,085,822     1,108,872
Other Liabilities                                                180,743       171,115
Deferred Income Taxes                                            876,406       769,128

Shareholders' Equity
  Preferred Stock, $.01 Par, 10,000,000 Shares Authorized:
    Series B, 100,000 Shares Issued, Cumulative,
     $100,000 Liquidation Preference                              98,707        98,589
    Series D, 500 Shares Issued, Cumulative,
     $50,000 Liquidation Preference                               49,918        49,827
  Common Stock, $.01 Par, 320,000,000 Shares Authorized
   and 124,730,000 Shares Issued                                 201,247       201,247
  Additional Paid In Capital                                       7,478         1,625
  Unearned Compensation                                          (27,978)      (23,473)
  Accumulated Other Comprehensive Income                          41,473        73,934
  Retained Earnings                                            2,347,446     2,121,214
  Common Stock Held in Treasury, 7,044,550 shares at
   June 30, 2004 and 8,819,600 shares at December 31,
   2003                                                         (240,360)     (299,582)
           Total Shareholders' Equity                          2,477,931     2,223,381

Total Liabilities and Shareholders' Equity                   $ 5,126,966   $ 4,749,015

                                EOG RESOURCES, INC.
                           SUMMARY STATEMENTS OF CASH FLOWS
                              (Unaudited; in thousands)


                                                               Quarter                Six Months
                                                            Ended June 30           Ended June 30
                                                           2004        2003        2004        2003
Cash Flows From Operating Activities

Reconciliation of Net Income to Net Cash Provided
 by Operating Activitites:
  Net Income                                            $ 144,937   $ 108,791   $ 245,790   $ 238,216
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization            116,224     106,587     230,021     210,140
      Impairments                                          15,711      25,475      33,359      37,431
      Deferred Income Taxes                                52,200      29,534      84,216      79,975
      Cumulative Effect of Change in Accounting
       Principle                                                -           -           -       7,131
      Other, Net                                            5,857       1,354      13,289       3,965
  Exploration Costs                                        19,596      22,139      45,592      39,597
  Dry Hole Costs                                           19,064       3,436      29,091      10,056
  Mark-to-market Commodity Derivative Contracts
      Total Losses                                         14,563      15,753      59,018      60,974
      Realized Losses                                     (35,869)    (11,160)    (38,211)    (39,089)
  Tax Benefits From Stock Options Exercised                11,373       1,843      13,792       4,802
  Other, Net                                               (1,046)      3,430      (1,273)      3,499
  Changes in Components of Working Capital and
   Other Liabilities
      Accounts Receivable                                 (52,054)     66,614     (60,458)    (44,420)
      Inventories                                          (6,495)       (690)     (8,331)        (44)
      Accounts Payable                                     22,789       3,683      37,171      24,353
      Accrued Taxes Payable                               (28,396)     (7,063)     (4,450)     16,809
      Other Liabilities                                    (4,346)        381         257      (1,151)
      Other, Net                                           (6,280)     12,306      (3,465)      7,899
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                  6,430     (15,763)     16,736      (6,931)
Net Cash Provided By Operating Activities                 294,258     366,650     692,144     653,212

Investing Cash Flows
  Additions to Oil and Gas Properties                    (304,024)   (184,833)   (534,540)   (325,046)
  Exploration Costs                                       (19,596)    (22,139)    (45,592)    (39,597)
  Dry Hole Costs                                          (19,064)     (3,436)    (29,091)    (10,056)
  Proceeds from Sales of Assets                             3,808       2,430       9,762       9,750
  Changes in Components of Working Capital Associated
   with Investing Activities                               (4,096)     15,739     (15,988)      6,879
  Other, Net                                               (1,511)      3,049     (13,139)      1,279
Net Cash Used in Investing Activities                    (344,483)   (189,190)   (628,588)   (356,791)

Financing Cash Flows
  Long-Term Debt Borrowings                                     -           -     150,000           -
  Long-Term Debt Repayments                                     -     (33,386)   (173,050)   (134,310)
  Dividends Paid                                           (9,638)     (7,239)    (18,099)    (14,480)
  Treasury Stock Purchased                                      -           -           -     (21,295)
  Proceeds from Stock Options Exercised                    34,415       7,274      43,190      14,730
  Other, Net                                               (2,430)         25      (2,201)         53
Net Cash Provided (Used) in Financing Activities           22,347     (33,326)       (160)   (155,302)

Increase (Decrease) in Cash and Cash Equivalents          (27,878)    144,134      63,396     141,119
Cash and Cash Equivalents at Beginning of Period           95,717       6,833       4,443       9,848
Cash and Cash Equivalents at End of Period              $  67,839   $ 150,967   $  67,839   $ 150,967

                          EOG RESOURCES, INC.
   QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE
   TO COMMON (NON-GAAP) TO NET INCOME AVAILABLE TO COMMON (GAAP)
       (Unaudited; in thousands, except per share amounts)


The following chart adjusts reported second quarter and six months ended June 30 net income available to common to reflect actual cash realized from previously disclosed oil and gas hedges, to eliminate the mark-to-market loss from these previously disclosed oil and gas hedges and to eliminate the after tax impact of the cumulative effect of change in accounting principle and the tax benefit related to the Alberta (Canada) corporate tax rate reduction. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and exclude the impact of one-time items. EOG management uses this information for comparative purposes within the industry.


                                                          Quarter             Six Months
                                                       Ended June 30         Ended June 30
                                                      2004       2003       2004       2003

Reported Net Income Available to Common             $142,179   $106,033   $240,274   $232,700

Mark-to-Market (MTM) Commodity Derivative
 Contracts Impact
   Total Losses                                       14,563     15,753     59,018     60,974
   Realized Losses                                   (35,869)   (11,160)   (38,211)   (39,089)
     Subtotal                                        (21,306)     4,593     20,807     21,885

   After Tax MTM Impact                              (13,710)     2,956     13,389     14,083
Impact of One-Time Items
   Add: Cumulative Effect of Change in Accounting
    Principle, Net of Income Tax                           -          -          -      7,131
   Less: 2004 Tax Benefit related to the Alberta
    (Canada) Corporate Tax Rate Reduction             (5,335)         -     (5,335)         -

Adjusted Non-GAAP Net Income Available to Common    $123,134   $108,989   $248,328   $253,914

Adjusted Non-GAAP Net Income Per Share Available
 to Common
   Basic                                            $   1.06   $   0.95   $   2.14   $  2.22
   Diluted                                          $   1.04   $   0.94   $   2.10   $  2.18

Average Number of Shares Outstanding
   Basic                                             116,388    114,382    116,052   114,430
   Diluted                                           118,709    116,131    118,227   116,212

                          EOG RESOURCES, INC.
       QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW
                    AVAILABLE TO COMMON (NON-GAAP)
        TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
                       (Unaudited; in thousands)

The following chart reconciles second quarter and six months ended June 30 net cash provided by operating activities to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust operating cash inflows for changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                               Quarter             Six Months
                                                            Ended June 30         Ended June 30
                                                           2004       2003       2004       2003

Net Cash Provided by Operating Activities                $294,258   $366,650   $692,144   $653,212

Adjustments
   Changes in Components of Working Capital
    and Other Liabilities
      Accounts Receivable                                  52,054    (66,614)    60,458     44,420
      Inventories                                           6,495        690      8,331         44
      Accounts Payable                                    (22,789)    (3,683)   (37,171)   (24,353)
      Accrued Taxes Payable                                28,396      7,063      4,450    (16,809)
      Other Liabilities                                     4,346       (381)      (257)     1,151
      Other, Net                                            6,280    (12,306)     3,465     (7,899)
   Changes in Components of Working Capital Associated
    with Investing and Financing Activities                (6,430)    15,763    (16,736)     6,931
   Preferred Dividends                                     (2,758)    (2,758)    (5,516)    (5,516)

Discretionary Cash Flow Available to Common              $359,852   $304,424   $709,168   $651,181